UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024 (March 7, 2024)

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183 Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 432-9792

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restructuring of the Board of Directors

On March 9, 2024, after a series of discussions between the board of directors (the “Board”) of Mira Pharmaceuticals, Inc. (the “Company”) and senior management of the Company regarding the need to have additional scientific expertise among the members of the Board, Ms. Talhia Tuck, Mr. Brad Kroenig and Mr. Hugh McColl, each voluntarily resigned from the Board, effective immediately. This action allows the remaining members of the Board to appoint new members of the Board, as discussed below. The resignations of Ms. Tuck, Mr. Kroenig, and Mr. McColl were not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Also on March 9, 2024, Dr. Chris Chapman notified the Board and senior Company management of his resignation both as Executive Chairman and as an employee of the Company, effective immediately, citing his desire to focus his time on his role as Chairman and Chief Executive Officer of Telomir Pharmaceuticals, Inc., given the recent initial public offering of that company. Dr. Chapman’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

On March 13, 2024, the remaining members of the Board (Erez Aminov and Michael Jerman) unanimously approved the appointment of (i) Mr. Aminov, the Company’s Chief Executive Officer, as Chairman of the Board and (ii) Dr. Matthew P. Del Giudice, Dr. Denil N. Shekhat and Mr. Ned MacPherson as members of the Board, to fill the vacancies on the Board occasioned by the resignations from the Board described above, for a term expiring at the Company’s 2024 annual meeting of shareholders. In due course, the new Board will designate the new members of the Audit, Compensation and Nominating and Corporate Governance Committees in conformance with the rules of the Nasdaq Stock Market.

The following is certain biographical information regarding Drs. Del Giudice and Shekhat and Mr. MacPherson:

Dr. Matthew P. Del Giudice, age 42, has practiced as a radiologist since 2014. He currently serves as a general overnight emergency radiologist at the Cleveland Clinic and as a real estate investor with Comfort Living, LLC. Prior to joining the Cleveland Clinic, from March 2021 to May 2022, Dr. Del Giudice was a general radiologist with Radiology and Imaging Specialists in Phoenix, Arizona. From July 2015 to February 2021, Dr. Del Giudice was a radiologist with Radiology Partners Phoenix, and from July 2014 to June 2015, he practiced as a musculoskeletal radiologist at the University of Arizona Health Sciences Center – Tucson. Dr. Del Giudice received his B.S. from the University of Illinois at Urbana-Champaign, his M.D. from Loyola University Stritch School of Medicine, completed his radiology residency at Loyola University Medical Center, and his musculoskeletal radiology fellowship at the University of Arizona Health Sciences Center – Tucson. Dr. Del Giudice is licensed to practice medicine in Florida and Ohio.

Dr. Denil N. Shekhat, age 43, has practiced as a radiologist since 2014 and currently practices at DNS Teleradiology in Wellington, Florida. Prior to starting DNS Teleradiology, Dr. Shekhat was a musculoskeletal specialist for Radiology Associates of Florida/ Radiology Partners from July 2018 to December 2023. From July 2015 to August 2018, Dr. Shekhat practiced as a general and musculoskeletal radiologist with Bethesda Radiology Associates. Dr. Shekhat received his B.A. in economics from Bowdoin College, his M.D. from the University of Tennessee Health Science Center, College of Medicine, completed his radiology residency at Baptist Memorial Hospital and his musculoskeletal radiology fellowship at the University of Arizona. Dr. Shekhat is currently licensed to practice medicine in Florida.

Ned MacPherson, age 36, currently serves as Chief Growth Officer for Power Digital, an industry leading digital marketing agency. Prior to joining Power Digital, from May 2016 to December 2023, he served as CEO and Head of Growth for Endrock Growth & Analytics, a company he founded and sold to Power Digital. Prior to founding Endrock Growth & Analytics, Mr. MacPherson held senior marketing and leadership positions at sunglass maker Prive Revaux (March 2018 to April 2020), curated meal company Menud (October 2014 to April 2018) and Rejuvenetics, LLC, a distributor of health and wellness products (December 2012 to March 2016). Mr. Macpherson holds a BA in Economics from Gettysburg College.

Resignation of Chief Science Officer

The Company is focused on strengthening its clinical and regulatory development expertise with a view towards a future Investigational New Drug Application (“IND”) for one of its product candidates. As part of this development, on March 7, 2024, following discussions with Company management, Adam Kaplin, M.D., Ph.D. resigned from his position as President and Chief Scientific Officer of the Company to pursue other business endeavors, effective immediately. As described in Item 8.01 below, the Company has expanded the role of an existing consultant to assist in clinical and regulatory affairs.

Item 8.01 Other Events

On March 13, 2024, the Company entered into an Amended and Restated Consulting Agreement with Angel Pharmaceutical Consulting & Technologies Ltd., an Israeli consulting firm (“APCT”). All services provided to the Company by APCT (which began in October 2023) are provided directly by Dr. Itzchak Angel, who shall be the Company’s Chief Scientific Advisor. Dr. Angel has over 30 years of experience in the pharmaceutical industry, guiding strategic drug and business development initiatives in both large and emerging companies.

Dr. Angel has served as Head of Pharmacology of Synthelabo (Paris, France, now Sanofi) for numerous years, where he was instrumental in the development and bringing into the market of several drugs such as Xatral (Alfuzosin), Ambien (Zolpidem) and Mizollen (Mizolastine). He formerly served as President and Chief Executive Officer of stem-cell company Accellta (Haifa, Israel) and Vice President for Research and Development at Proteologics Ltd, and at D-Pharm Biopharmaceuticals (Rehovot, Israel) where he developed several neurology compounds (stroke, Alzheimer’s and Parkinson’s Disease) into advanced clinical development and was involved in submitting numerous INDs of drugs under development. Dr. Angel is the author of more than 100 book chapters, papers, and abstracts as well as the named inventor of a number of pharmaceutical patents. Dr. Angel received his B.S. and M.Sc. in Biology from Tel-Aviv University, Israel, cum laude in 1979, and received Ph.D. cum laude from the Hamburg University, Germany in 1982.

As part of his consulting services, Dr. Angel shall assist the Company with (i) pharmaceutical regulatory affairs, toxicology, drug research and pre-clinical and clinical testing, (ii) outsourcing and helping the Company in managing third party vendors and (iii) working with the Company in its interactions with regulatory bodies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Date: March 13, 2024	By:	/s/ Michelle Yanez
Michelle Yanez
Chief Financial Officer